UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
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Footstar, Inc.
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On June 11, 2008 Footstar, Inc. issued the following press release:

Media Contact: Wendi Kopsick/Kimberly Kriger Kekst and Company 212-521-4800	Investor Contact: Michael Lynch Chief Financial Officer 201-934-2577

FOR IMMEDIATE RELEASE

FOOTSTAR ISSUES OPEN LETTER TO SHAREHOLDERS

MAHWAH, NEW JERSEY, June 11, 2008 -- Footstar, Inc. today issued the following open letter to its shareholders, thanking them for their support and recommending they return their WHITE proxy cards TODAY to re-elect Footstar’s Director nominees at the upcoming Annual Meeting scheduled for June 17, 2008.

To All Footstar Shareholders:

Thank you for the strong support you have shown for your Board and management team as we head toward our Annual Meeting of Shareholders which is now only a few days off - June 17, 2008.  We firmly believe it is in your best interests to re-elect our two Director nominees and recommend Footstar shareholders return their WHITE proxy cards TODAY.

Footstar’s Nominees are the Right Choice

As you know, Footstar has nominated two highly qualified and experienced executives, Adam Finerman and Gerald Kelly, for re-election as Directors on the Footstar Board.  Both have made valuable contributions to the Board and are committed to assuring that the Company remains on a smooth path to maximize profitability over the next six months and to promptly and efficiently execute a wind-down of the business following the expiration of the Company’s contract with Kmart at the end of 2008, in order to maximize shareholder value.

Both ISS RiskMetrics and Glass, Lewis & Co – the nation’s two leading independent proxy voting advisory firms – have recommended that Footstar shareholders vote FOR Messrs. Finerman and Kelly by returning their WHITE proxy card.  As ISS RiskMetrics stated in its report, “Disrupting the board in the final few months of its wind down does not seem to provide any advantage for shareholders in general.”

Messrs. Finerman and Kelly are part of a Footstar Board that has shown a consistent history of acting to maximize shareholder value and returning cash to stockholders including:

▪	Declaring $6.00 per share in distributions since 2007
▪	Generating a 120% increase in stock price (including distributions paid) since Footstar emerged from bankruptcy in 2006
▪	Selling intellectual property for $13 million
▪	Systematically reducing costs and prudently managing the business

▪
Taking steps to prepare for the wind-down of the Company including reaching agreement with Kmart on the hiring of substantially all of Footstar’s 1000+ store and district managers at contract-end, resulting in substantial anticipated severance savings

▪	Resolving outstanding claims and contingent liabilities

Their re-election will help assure that the Company continues to move forward without disruption to implement its liquidation plan and return value to shareholders.

Outpoint’s Nominees are the Wrong Choice

Nevertheless, Outpoint, a hedge fund managed by Jordan Grayson, is continuing to ask Footstar shareholders to elect him and his nominee, Zachary Prensky, to the Board in place of Messrs. Finerman and Kelly.  Mr. Grayson and Mr. Prensky’s plan for the Company is no different from the plan that the Board is already pursuing, i.e. to liquidate the Company and return money to shareholders.  More importantly, the Board believes the election of Mr. Grayson and Mr. Prensky may impair the smooth process that is already in place to wind-down the Company – hindering and potentially delaying the liquidation process.

Don’t jeopardize the Board’s focus and progress on returning value to shareholders!

You can help assure that Footstar remains on the right path by re-electing Messrs. Finerman and Kelly.

Return Your WHITE Proxy Card TODAY

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly mail your enclosed WHITE proxy card in the postage-paid envelope provided.  Should you prefer, you may vote in person or may deliver your proxy by telephone or by the internet by following the instructions on your WHITE proxy card.

Footstar’s Board of Directors strongly urges you not to sign any proxy cards sent to you by Outpoint.  If you have previously signed an Outpoint proxy card, you can revoke it by signing, dating and mailing the enclosed WHITE proxy card in the envelope provided.

If you have any questions or need assistance in voting your shares, please call or contact our proxy solicitor, MacKenzie Partners, Inc., which is assisting Footstar, toll-free at (800) 322-2885 or by email at proxy@mackenziepartners.com.

On behalf of the entire Board and management team, thank you for your support.

Sincerely,

Jonathan M. Couchman
Chairman of the Board

About Footstar, Inc.

Footstar, Inc. (OTCBB: FTAR) is a discount footwear retailer. The Company operates licensed footwear departments nationwide in Kmart and Rite Aid Stores.

NOTE:  Footstar's certificate of incorporation contains restrictions that prohibit parties from acquiring 4.75% or more of Footstar's common stock without its prior consent and as further provided therein.

Forward-Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of words such as "anticipate," "estimates," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning, in connection with any discussion of our financial statements, business, results of operations, liquidity, future operating or financial performance and other future events and circumstances.  Factors that could affect our forward-looking statements include, among other things, our ability to manage the anticipated wind-down of our current businesses in connection with the termination of our Kmart business, the impact of the payment of the $1.00 per share special distribution on June 3, 2008 on our future cash requirements and liquidity needs, both for our operating plans and any contingencies and obligations, and the other risks and uncertainties discussed more fully in our 2007 Annual Report on Form 10-K and the 2008 first quarter report on Form 10-Q.

Because the information in this release is based solely on data currently available, it is subject to change and should not be viewed as providing any assurance regarding our future performance.  Actual results, performance, events, plans and expectations may differ from our current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to our business, financial condition, results of operations, liquidity or prospects.  Additionally, we do not plan to update any of our forward-looking statements based on changes in assumptions, changes in results or other events subsequent to the date of this release, other than as included in our future required SEC filings, or as may otherwise be legally required.

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